MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member) (1) January 1, 2003 - June 30, 2003
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                                 PRICE       SHARES                  AMOUNT
                                 PARTICIPATING TRADE   PER         /PAR
PURCHASED        OF                %
                    UNDERWRITING          PORTFOLIO(s)  DATE   SHARE (2)
FROM                   OFFER                UW


Apache Corp.                  U.S. Mid Cap Core  1/16/03  61.00

Smith Barney   500,200,000     0.057%

Amylin Pharmaceuticals, Inc.             U.S. Mid Cap Core  1/16/03 16.60
  Goldman Sachs          152,720,000    0.029%

 Technology   1/16/03  16.60
Goldman Sachs
                 0.023%

American Electric Power Co.            U.S.
Mid Cap Core 2/27/03  20.95
Salomon Smith Barney   1,047,500,000     0.069%


Medicines Co.             U.S. Mid Cap Core  3/13/03  17.50                            85,750,000       0.202%


International Paper Co., due 5.30% 04/01/15 Core Plus Fixed Income
 3/14/03  99.795             425,
Salomon Smith Barney     $700,000,000

Valero Energy Corp.         U.S. Mid Cap Core      3/25/03  40.25
Barney   253,575,000     0.094%


E.W. Scripps Co.           U.S. Mid Cap Core      4/24/03  77.25
540,750,000    0.063%

Peabody Energy Corp.              U.S. Mid Cap Core  5/1/03  26.50
Lehman Brothers, Inc.  $132,500,000          0.524%

UnumProvident Corp.        U.S. Mid Cap Core       5/1/03  10.88
3Goldman Sachs          $547,773,750     0.078%

Hartford Financial, Inc.             Mid Cap Growth 5/19/03  50.00
  Goldman Sachs          600,000,000           0.018%

PETCO Animal Supplies, Inc.           Mid Cap Growth  5/22/03  19.65                  Goldman Sachs            176,850,000    0.031%
                               Small Company Growth   5/22/03  19.65                  Goldman Sachs                           0.001%

GMAC due 4.5%  07/15/06  Core Plus Fixed Income 6/26/03 99.9217
Bank of America        99,923,000,000        0.000%

General Motors due 8.375% 07/15/33
Core Plus Fixed Income 6/26/03  98.62
Bank of America        295,869,000,000       0.000%

PG & E Corp.                      High Yield     6/27/03  100.00
Brothers, Inc.  60,000,000,000     0.000%

(1) All transactions were completed in accordanc with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
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* The Universal Institutional Funds, Inc. ("UIF")